Assets Transfer Agreement


      This assets transfer agreement ("this Agreement") is made between and by the following parties in Costa Mesa, California on April 20, 2005.

Party A:    Anza Capital and Vincent Rinehart
Address:    3200 Bristol Street, Suite 700
            Costa Mesa, California  92626

Party B:    Bravoreal, Inc.
            3200 Bristol Street, Suite 725
            Costa Mesa, California  92626

      WHEREAS, Party A agrees to assign to Party B all assets and interests known as Bravo Real Estate Network, Bravorealty.com and all such other derivatives thereof controlled or owned by Party A, Party B agrees to accept said assets in exchange for all its assets and interests in American Union Escrow; therefore, the Parties reach the following Agreement:

                                    ARTICLE 1

      The Parties agree that they will complete all the procedures necessary for the transfer of the assets listed above upon execution of this Agreement, which include but are not limited to the hand-over of certification of ownership for such assets and the handling of registration procedures, corporate documents and related transfer filings as may be required.

                                    ARTICLE 2

      The Party's signatory hereto agree that the transfer of assets between them is full consideration for said transfer and no fees or monetary compensation of any nature are involved or required.

                                    ARTICLE 3

      The parties agree that the title of the assets listed above will be transferred simultaneously to each other on upon execution of this Agreement. The Party's further agree that they shall be mutually responsible for all the liabilities and risks involving the title transfer of the assets listed above prior to such transfer (no matter such liabilities and risks are claimed before or after the transfer of such title), and for which each shall bear their respective liabilities and obligations.


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                                    ARTICLE 4

                          Representation and Guarantee

4.1   Party represents and guarantees as follows:

      (a) The Party's represent that the respective assets of the entities are lawfully incorporated and validly operating pursuant to the their respective states of incorporation.

      (b) By executing and performing this Agreement, The party's do not violate the relevant laws and contracts that have a binding force on the respective assets and entities, and have obtained the proper authorization and all the necessary approval of executing and performing this Agreement; and

      (c) The Party's are entitled to the ownership of the assets listed above and have not encumbered or bound same to any third party's interests against such ownership, nor is their any claim that imposes any obstacle to the Party's for the obtainment of the title of such assets.

                                    ARTICLE 5

                        Liability for Breach of Agreement

      If one party to this Agreement ("the Breaching Party") fails to implement its obligations under this Agreement (including violation of the provisions involving representation and guarantee), and fails to adopt effective measures to correct such violation within a reasonable time frame and upon receipt of a written notice by the other party ("the Non-Breaching Party") for such correction within the stipulated time, the non-breaching party has the right to terminate this Agreement and claim compensation from the breaching party for the losses sustained there from.

                                    ARTICLE 6

                              Settlement of Dispute

      The parties through personal negotiations shall settle any dispute arising out of or in connection with this Agreement. If it cannot be settled through said negotiations, either party may submit the said dispute to the National Arbitration Association, Orange County Chapter for binding arbitration. The arbitration award shall be final and binding on the parties.


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                                    ARTICLE 7

                                  Force Majeure

      A force majeure event refers to any event that cannot be foreseen and its occurrence and consequences cannot be avoided or overcome at the time when this Agreement is executed. Any party to this Agreement shall not bear the liabilities for breach of this Agreement if it is prevented from implementing all or any part of the responsibilities associated with the provisions of this Agreement. The party that is affected with such a force majeure event shall notify the other party of the effects of such event within three (3) business days after its occurrence, and present certification of said occurrence.

                                    ARTICLE 8

                            Separability of Agreement

      If any article or section of this Agreement becomes invalid or unenforceable, it will not affect the validity and enforceability of other articles or sections.

                                    ARTICLE 9

                                  Miscellaneous

9.1 This Agreement shall come to force upon execution by the authorized representatives of the parties and fixation of their signatures as of the date first seen in this Agreement.

9.2 This Agreement has two original copies, of which each party holds one, and they are equally authentic.

                                       (Official Seal)

                                       For Anza Capital, Inc. & Vincent Rinehart


                                       /s/ Vincent Rinehart
                                       --------------------
                                       (Signature)



                                       For Bravoreal, Inc.


                                       /s/ David Villarreal
                                       --------------------
                                       (Signature)

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